UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1600, Dallas, Texas 75205

(Address of principal executive offices) (Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On January 1, 2025, the board of directors of P10, Inc. (the “Company”), appointed Andrew Corsi to the position of Chief Accounting Officer. In this position, Mr. Corsi will replace and succeed Amanda Coussens as the Company’s principal accounting officer. Ms. Coussens will continue to serve as the Chief Financial Officer and the Company’s principal financial officer. Mr. Corsi has served as Corporate Controller of the Company since April 2021.

Mr. Corsi, age 39, is the Company’s Chief Accounting Officer, a position he has served in since January 2025. Prior to that, he served as the Company’s Corporate Controller from April 2021 to January 2025. Prior to joining the Company, Mr. Corsi worked at Goldman, Sachs & Co. serving as a Vice President from January 2017 to March 2021 and as an Associate from July 2014 to December 2016. Mr. Corsi started his career at Ernst & Young as a consultant working with public companies. He is also a licensed CPA in Texas. Mr. Corsi earned a Master of Science and Bachelor of Arts, with honors, in Accounting from Michigan State University, Broad College of Business.

There are no arrangements or understandings between Mr. Corsi and any other person pursuant to which Mr. Corsi was appointed as Chief Accounting Officer. There are also no family relationships between Mr. Corsi and any director or executive officer of the Company and Mr. Corsi has no direct or indirect interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date:	January 7, 2025	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer